Exhibit 99.1

Avadel Pharmaceuticals Appoints Gregory J. Divis Chief Executive Officer

DUBLIN, Ireland, June 3, 2019 (GLOBE NEWSWIRE) -- Avadel Pharmaceuticals plc (Nasdaq: AVDL), a company focused on developing FT218 for narcolepsy, today announced the appointment of Gregory J. Divis as Chief Executive Officer and member of the Board of Directors. Mr. Divis has served as Interim CEO since January 2019.

“Since being named Interim CEO at the beginning of 2019, Greg has done an excellent job leading the Company through rapid restructuring while directing our focus toward the successful development of FT218, our novel once-nightly therapy for narcolepsy patients,” said Geoffrey Glass, Chairman of Avadel’s Board of Directors. “Under Greg’s leadership, we have successfully executed on a series of restructuring initiatives to simplify our business and restore our financial and operational health.  While these initiatives required a number of difficult decisions, they have positioned Avadel to maximize the value of the Company and progress our lead clinical candidate, FT218. The entire Board is highly confident in Greg and his ability to continue leading the Company.”

Mr. Divis joined Avadel as Chief Commercial Officer in January 2017. He was promoted to Chief Operating Officer in March 2018, and named Interim CEO in January, 2019. Prior to joining Avadel, he served as an Executive in Residence at Linden Capital Partners, a healthcare-focused private equity firm. From 2010 to 2014, he was President and Chief Executive Officer of Lumara Health, a specialty branded pharmaceutical company focused on women’s health, where he led the successful turnaround and transformation of the business resulting in a series of transactions culminating in the sale to AMAG Pharmaceuticals. Previously, Mr. Divis served as Vice-President, Business Development & Lifecycle Management at Sanofi-Aventis and as Vice-President and General Manager, UK and Ireland, for Schering-Plough Corporation. He is a graduate of the University of Iowa.

“I am grateful to the Board for their support over the last several months and their confidence at such a crucial juncture for the Company,” said Mr. Divis. “In FT218, we have a highly promising once-nightly therapy with the potential to significantly improve the treatment paradigm over the standard of care therapy in a market that exceeds $1.5B.  I am excited for the opportunities that lie ahead for Avadel as we work collectively to advance FT218 for benefit of all the patients that deserve a once-nightly therapeutic option to control their narcolepsy.”

About Avadel Pharmaceuticals plc:

Avadel Pharmaceuticals plc (Nasdaq: AVDL) is a branded specialty pharmaceutical company. The Company’s primary focus is on the development and potential FDA approval for FT218, which is in a Phase 3 clinical trial for the treatment of narcolepsy patients suffering from excessive daytime sleepiness (EDS) and cataplexy. In addition, Avadel develops and markets a portfolio of sterile injectable drugs used in the hospital setting. For more information, please visit www.avadel.com.
Cautionary Disclosure Regarding Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements relate to our future expectations, beliefs, plans, strategies, objectives, results, conditions, financial performance, prospects, or other events. In some cases, forward-looking statements can be identified by the use of words or phrases such as “will,” “as we continue,” “objective,” “future success,” “potential, “opportunity” and similar expressions, and the negatives thereof (if applicable).

Our forward-looking statements are based on estimates and assumptions that are made within the bounds of our knowledge of our business and operations and that we consider reasonable. However, our business and operations are subject to significant risks and as a result there can be no assurance that actual results of our research, development and commercialization activities and the results of our business and operations will not differ materially from the results contemplated in such forward-looking statements. Factors that could cause actual results to differ from expectations in our forward-looking statements include (i) the risk that we could experience failure or delay in completing the Phase 3 “REST-ON” clinical trial for our FT218 product, or that if the FDA ultimately approves such product, the approval may not include any period of market exclusivity; (ii) the risk that the review of our FT218 “REST-ON” program that we initiated in the first quarter could result in changes that increase the cost of the program and further delay its completion; (iii) the risk that, even if we successfully complete the development of FT218 and begin its commercialization, it may not receive market acceptance, or new, announced alternative products in development may be approved and may be viewed as more effective than FT218 or otherwise receive greater market acceptance; (iv) the risk that servicing our $143.75 million Exchangeable Senior Notes due 2023 may require a significant amount of cash, and we may not have sufficient cash or the ability to raise the funds necessary to settle exchanges of such 2023 Notes in cash, repay the 2023 Notes at maturity, or repurchase the 2023 Notes as required following a “fundamental change” event described in the indenture governing the 2023 Notes; and (v) the other risks and uncertainties described in the “Risk Factors” section of Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018 which we filed with the Securities and Exchange Commission on March 15, 2019.
Forward-looking statements speak only as of the date they are made and are not guarantees of future performance. Accordingly, you should not place undue reliance on forward-looking statements. We do not undertake any obligation to publicly update or revise the forward-looking statements contained in this press release.

Contacts: Michael F. Kanan
Chief Financial Officer Phone: (636) 449-1844
Email: mkanan@avadel.com

Alex Gray
Burns McClellan Phone: (212) 213-0006
Email: agray@burnsmc.com

Source: Avadel Pharmaceuticals plc